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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2000
                                                ----------------------------

                              E*TRADE Group, Inc.
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               (Exact name of registrant as specified in charter)

     Delaware                    1-11921                       94-2844166
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(State or other jurisdiction    (Commission                    (IRS Employer
    of incorporation)           File Number)                 Identification No.)

4500 Bohannon Drive, Menlo Park, California                          94025
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (650) 331-6000
                                                  -----------------------------

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        (Former name or former address, if changed since last report.)
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Item 5    OTHER EVENTS
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          On June 14, 2000, E*TRADE Group, Inc. ("E*TRADE") entered into an agreement with VERSUS Technologies Inc. ("VERSUS"), a Canadian based provider of electronic securities, pursuant to which E*TRADE has agreed to acquire all of the outstanding ordinary shares of VERSUS in exchange for an aggregate of approximately $174,000,000 of E*TRADE common stock and VERSUS will become a wholly owned subsidiary of E*TRADE. The purpose of the acquisition is to build E*TRADE's infrastructure by adding VERSUS technology resources to establish a global cross-border trading network for institutional and retail customers worldwide. The acquisition provides access to the VERSUS retail and institutional client base as well as The VERSUS Network, a scalable proprietary electronic trading platform. The acquisition is subject to the satisfaction of certain conditions and is intended to be accounted for as a pooling of interests.

          On June 15, 2000, the Registrant issued a press release announcing the agreement to acquire VERSUS Technologies, Inc., a copy of which is filed herewith as Exhibit 99.1.

Item 7    FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits.      The following document is filed as an exhibit to this
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                         report:

          99.1 Press Release, dated June 15, 2000, issued by E*TRADE Group, Inc. announcing the agreement to acquire VERSUS Technologies, Inc.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             E*TRADE Group, Inc.
                                             (Registrant)

Date: July 17, 2000                          By: /s/ Theodore J. Theophilos
                                                _____________________________
                                                Theodore J. Theophilos
                                                Corporate Secretary

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                                EXHIBITS INDEX
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Exhibit        Description
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99.1           Press Release, dated June 15, 2000, issued by E*TRADE Group, Inc.
               announcing the agreement to acquire VERSUS Technologies, Inc.